SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                        ________________________________


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 1995

                    INTERDIGITAL COMMUNICATIONS CORPORATION
                 (Exact name of issuer as specified in charter)




            PENNSYLVANIA               1-11152            23-1882087
  (State or Other Jurisdiction of    (Commission        (I.R.S. Employer
   Incorporation or Organization)    file number)        Identification
                                                             Number)

Suite 105, 2200 Renaissance Boulevard, King of Prussia, Pennsylvania 19406-2755
                    (Address of principal executive offices)

                                 (610) 278-7800
              (Registrant's telephone number, including area code)









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Item 5.  Other Events.

Settlement of Litigation with Hughes Network Systems, Inc.

        Effective June 2, 1995, InterDigital Communications Corporation (the "Company") entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Hughes Network System, Inc. ("HNS") in connection with the lawsuit filed against the Company by HNS in February 1993. In the lawsuit, HNS alleged the Company breached certain agreements which were entered into between HNS and the Company relating to the termination of certain prior agreements between the parties. Under the terms of the Settlement Agreement, the Company has paid HNS $7,500,000, which amount had been substantially previously reserved by the Company, and HNS has been granted credits aggregating $900,000 against royalty and other payment obligations relating to the Company's proprietary Time Division Multiple Access technology ("Credits"). The Credits may be applied to any royalties becoming due to the Company or its affiliates from HNS after the date of the Settlement Agreement pursuant to the 1990 License Agreement, dated October 23, 1990, the 1992 License Agreement, dated February 29, 1992 and any other agreement between HNS and the Company or its affiliates relating to intellectual property rights.

Stay Order Entered in Ericsson Radio Systems, Inc. Litigation

        On May 20, 1995 the United States District Court for the Northern District of Texas, Dallas Division, entered an order on the joint motion of the parties extending to August 15, 1995 an Interim Stay on the declaratory judgment action filed by Ericsson Radio Systems, Inc. ("Ericsson Radio") and Ericsson GE Mobile Communications Inc. ("Ericsson GE") against the Company and its indirect subsidiary InterDigital Technology Corporation (the "Ericsson action") and the consolidated patent infringement case filed by InterDigital Technology Corporation ("ITC") against Ericsson GE and Ericsson Radio (the "ITC action"). The ITC action currently seeks a jury determination that the Ericsson defendants have infringed five different patents from ITC's patent portfolio as well as preliminary and permanent injunctions against the Ericsson defendants from further infringements. The ITC action also seeks damages, royalties, costs and attorneys' fees. The Ericsson action involves the same patents that are the subject of the ITC action and seeks the court's declaration that Ericsson's patents do not infringe ITC's patents, that ITC's patents are invalid and that ITC's patents are unenforceable. The Ericsson action also seeks judgment against the Company and ITC for tortious interference with contractual and business relations, defamation and commercial disparagement, and Lanham Act violations. Pursuant to an order of the District Court in Texas entered April 26, 1995, proceedings in the Ericsson action had previously been stayed until May 19, 1995. The Company anticipates that if the present stay is not further extended, discovery will resume and the parties will proceed to trial some time in 1996.

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INTERDIGITAL COMMUNICATIONS CORPORATION


Date: June 22, 1995                         By: /s/ William A. Doyle
                                               -----------------------------
                                                     William A. Doyle
                                                        President





















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